UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
April 4, 2006

Date of Report: (Date of earliest event reported)
CA, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9247	13-2857434

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One CA Plaza, Islandia, New York		11749

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (631) 342-6000
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry of a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-10.1: EMPLOYMENT AGREEMENT

Item 1.01 Entry of a Material Definitive Agreement.
On April 4, 2006, CA, Inc. (the “Company”) entered into a new employment agreement (the “Agreement”) with Jeff Clarke, the Company’s Chief Operating Officer. The Agreement covers Mr. Clarke’s employment with the Company from April 1, 2006 until March 31, 2008. Mr. Clarke’s employment may be terminated earlier in accordance with the Agreement.
Pursuant to the Agreement, Mr. Clarke’s annual base salary is $750,000 (payable in cash). With respect to the fiscal year ending March 31, 2007, Mr. Clarke is also eligible to receive (i) a target annual cash bonus of $800,000 and (ii) a target long-term performance bonus of $3,500,000, subject to the terms and conditions of the Company’s annual and long-term performance bonus programs, respectively. With respect to the fiscal year ending March 31, 2008, Mr. Clarke shall be eligible to receive an annual performance bonus and long-term performance bonus, in each case, with a target amount and such other terms and conditions as determined by the Company, subject to the terms and conditions of the Company’s annual and long-term performance bonus programs, respectively. (In general, under the Company’s annual and long-term performance bonus programs pursuant to its 2002 Incentive Plan, the payout on annual performance and long-term performance bonuses can be up to 200% of the target amount, in each case depending on whether the Company meets or exceeds certain financial and performance metrics.)
If Mr. Clarke resigns for “good reason”, is terminated by the Company as Chief Operating Officer other than for “cause”, or terminates his employment on account of death or “disability” (all as defined in the Agreement) prior to March 31, 2008, he shall be entitled generally to receive a lump sum cash payment equal to $4,500,000, subject to executing the Company’s then standard form of release.
In addition, if Mr. Clarke remains employed through March 31, 2008, he shall receive a lump sum cash payment of $750,0000 and if he is terminated by the Company other than “for cause” after March 31, 2007 and before March 31, 2008, he will be paid a pro-rata portion of the $750,000. This payment is subject to forfeiture if Mr. Clarke breaches the Confidentiality Agreement appended to the Agreement. The Confidentiality Agreement provides, among other restrictions, that Mr. Clarke shall not engage in certain competitive activities, solicit Company personnel or disparage the Company.
The Company shall indemnify and hold Mr. Clarke harmless for acts and omissions in connection with Mr. Clarke’s employment to the maximum extent permitted under applicable law.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to such Agreement (including any schedules and exhibits thereto), a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit 10.1	Employment Agreement, effective as of April 1, 2006, between CA, Inc. and Jeff Clarke.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CA, Inc.
Dated: April 7, 2006	By:	/s/ Kenneth V. Handal
Kenneth V. Handal
Executive Vice President, General Counsel and Corporate Secretary